Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 27, 2004 on the consolidated financial statements of Lamar Bancshares, Inc. in the Registration Statement and related Prospectus.

          /s/ Funchess, Mills, White & Co., P.C.

          Funchess, Mills, White & Co., P.C.

Beaumont, Texas
August 5, 2004